SECOND AMENDMENT

This Second Amendment (this “Agreement”), dated as of February 28, 2010, is entered into by and among Socialwise, Inc. (formerly known as IdeaEdge, Inc.)., a Colorado corporation (“Company”), Socialwise, Inc., a California corporation (“Guarantor”), and Gemini Master Fund, Ltd., a Cayman Islands exempted company (the “Holder”).

R E C I T A L S:

WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of March 31, 2009 between the Holder and the Company (“Purchase Agreement”), the Holder loaned $750,000 to the Company, which loan is evidenced by that certain 12% Senior Note of the Company issued to the Holder on or about March 31, 2009 with an original maturity date of December 31, 2009 (the “Note”), which Note is guaranteed by Guarantor pursuant to the terms of that certain Subsidiary Guarantee entered into on March 31, 2009 (“Guarantee”); initially capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Purchase Agreement, Note or Guarantee, as the case may be;

WHEREAS, pursuant to that certain Amendment to IdeaEdge, Inc. 12% Senior Note dated on or about November 3, 2009 (the “First Amendment”), the Maturity Date under the Note was extended until February 28, 2010;

WHEREAS, the current outstanding principal balance under the Note is $375,000; and

WHEREAS, the Company wishes to extend the Maturity Date of the Note further in accordance with the terms hereof;

A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Extension of Maturity Date.  The Maturity Date under the Note is hereby extended from February 28, 2010 until May 31, 2010 (subject to any required repayment obligation set forth in the Purchase Agreement, Note or First Amendment, provided that the Company shall provide ten (10) business days prior written notice to the Holder).

2.

Shares.  Gemini shall receive 50,000 restricted shares of the Company's common stock, which shares shall be duly and validly issued, fully paid and non-assessable and freely tradable following the applicable Rule 144 holding period.  Gemini shall receive its stock certificate for 50,000 shares within seven (7) business days of the date hereof, which shall be a condition subsequent hereto.

3.

Conversion.  At any time and from time to time the Note shall be convertible, in whole or in part, into shares of the Company’s Common Stock (“Conversion Shares”) at the option of the Holder.  The Holder shall effect conversions by delivering written notice to the Company specifying therein the principal amount of the Note to be converted.  The number of Conversion Shares issuable upon a conversion shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of the Note to be converted plus any accrued but unpaid interest thereon, by (y) the Conversion Price, where the “Conversion Price” shall equal $0.40.  The Conversion Price shall be appropriately and equitably adjusted following any stock splits, stock dividends, spin-offs, distributions and similar events.  The Conversion Shares shall be duly and validly issued, fully paid and non-assessable and freely tradable.  The Holder shall receive the stock certificate(s) within three (3) business days following the date of conversion.  The Company acknowledges the Holder’s position that the holding period for any Conversion Shares for purposes of Rule 144 commenced on March 31, 2009, the date of issuance of the Note, and agrees not to take any position adverse to Holder’s position.  Any failure to issue Conversion Shares hereunder shall constitute an event of default under the Note.

4.

Prepayment.  Notwithstanding anything to the contrary contained in the Note, the Company shall provide at least ten business days prior written notice to the Holder in the event of any voluntary repayment by the Company.

5.

Interest.  The Note shall continue to accrue interest at a rate of 12% per annum.

6.

Guarantee.  The Guarantee shall remain in full force and effect and not in any way be effected by the extension of the Maturity Date granted herein or other amendments herein or in the First Amendment.

7.

Expenses.  The Company shall promptly pay to Holder a non-accountable, non-refundable amount equal to $1,500 as and for expenses incurred in connection herewith.

8.

Full Force and Effect.  Except as otherwise expressly provided herein, the Purchase Agreement, the Note, the First Amendment and the Guarantee (“Transaction Documents”) shall remain in full force and effect.  Except for any waivers and modifications contained herein, this Agreement shall not in any way waive or prejudice any of the rights or obligations of the Holder or the Company under the Transaction Documents, under any law, in equity or otherwise, and such waivers and modifications shall not constitute a waiver or modification of any other provision of the Transaction Documents nor a waiver or modification of any subsequent default or breach of any obligation of the Company or of any subsequent right of the Holder.

[Signature Page Follows]

SCLW Extension Agreement #2 v 1.doc

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

SOCIALWISE, INC., a Colorado corporation

By: /s/ James P. Collas Name: James P. Collas Title: President By: /s/ Jonathan Shultz Name: Jonathan Shultz Title: Chief Financial Officer

SOCIALWISE, INC., a California corporation

By: /s/ James P. Collas Name: James P. Collas Title: President
By: /s/ Jonathan Shultz Name: Jonathan Shultz Title: Chief Financial Officer

GEMINI MASTER FUND, LTD.

By: GEMINI STRATEGIES, LLC, as investment manager

By: /s/ Steven Winters
Name:  Steven Winters

Title:    Managing Member

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SCLW Extension Agreement #2 v 1.doc